UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CenturyLink, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CENTURYLINK, INC.

100 CenturyLink Drive

Monroe, Louisiana 71203

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 20, 2020

The following Notice of Change of Location (this “Notice’’) supplements and relates to the original notice and proxy statement (the “Proxy Statement”) of CenturyLink, Inc. (the “Company”), dated April 8, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Wednesday, May 20, 2020 at 10:00 a.m. Central Time. This Notice is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about May 1, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 20, 2020

To the Shareholders of CenturyLink, Inc.:

Due to the disruptions caused by the coronavirus (COVID-19) pandemic, the current governmental restrictions on non-essential activities, and out of concern for the health and well-being of shareholders and employees, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders of CenturyLink, Inc. has been changed. As previously announced, the Annual Meeting will be held on Wednesday, May 20, 2020 at 10:00 a.m. Central Time. In light of public health concerns regarding the coronavirus pandemic, the Annual Meeting will be held in a virtual meeting format only, instead of holding an in-person meeting in Monroe, Louisiana. As a result, you will not be able to attend the Annual Meeting in person.

As described in the proxy materials for the Annual Meeting, shareholders of record as of March 26, 2020, the record date, are entitled to participate in the Annual Meeting. To attend and participate in the virtual Annual Meeting, shareholders of record will need to visit www.virtualshareholdermeeting.com/CTL2020 (the “Annual Meeting Website”) and use their 16-digit Control Number found on their proxy card, voting instructions form or notice previously received. Shareholders may also submit questions in advance of the Annual Meeting at www.proxyvote.com using the same 16-digit control number. You may vote during the Annual Meeting by following the instructions available on the Annual Meeting Website during the meeting. Whether or not you plan to participate in the Annual Meeting, we encourage you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

Stacey W. Goff

Secretary

May 1, 2020

The Annual Meeting on May 20, 2020 at 10:00 a.m. Central Time is available at www.virtualshareholdermeeting.com/CTL2020. The Proxy Statement and 2019 Annual Report to Shareholders are available on our Investor Relations website at http://ir.centurylink.com. Additionally, you may access our proxy materials at www.proxyvote.com.